Exhibit 99.2

SPECIAL MEETING OF UNITHOLDERS OF

CRESTWOOD MIDSTREAM PARTNERS LP

__________, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17379/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00033000000000000000 1

THE MIDSTREAM CONFLICTS COMMITTEE AND MIDSTREAM BOARD EACH RECOMMENDS A VOTE "FOR" THE PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. The approval of the merger agreement.	☐	☐	☐
2. The approval of a proposal to adjourn the special meeting if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.	☐	☐	☐

The undersigned acknowledges receipt from Midstream before the execution of this proxy of the Notice of Special Meeting of Unitholders and a Proxy Statement/Prospectus with a proxy statement for the Special Meeting of Unitholders of Midstream and a prospectus of CEQP for the CEQP common units to be issued in the merger.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2 AND AT THE PROXIES' DISCRETION WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Unitholder ____________ Date: ________ Signature of Unitholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

- 0 CRESTWOOD MIDSTREAM PARTNERS, LP 700 louisiana street, suite 2550 houston, Texas 77002 This proxy is soliciTed on behalf of The board of direcTors The undersigned hereby appoints Robert G. Phillips as proxy with full power of substitution, to represent and vote as designated on the reverse side, all the common units and preferred units (on an “as if converted basis”) of Crestwood Midstream Partners LP held of record by the undersigned on __________, 2015, at the Special Meeting of Unitholders to be held at 700 Louisiana Street, Suite 2550, Houston, Texas 77002 on _________, 2015, or any adjournment or postponement thereof. (continued and to be signed on the reverse side.) 14475 1.1

SPECIAL MEETING OF UNITHOLDERS OF

CRESTWOOD MIDSTREAM PARTNERS LP

__________ , 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17379/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00033000000000000000 1

THE MIDSTREAM CONFLICTS COMMITTEE AND MIDSTREAM BOARD EACH RECOMMENDS A VOTE "FOR" THE PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. The approval of the merger agreement.	☐	☐	☐
2. The approval of a proposal to adjourn the special meeting if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.	☐	☐	☐

The undersigned acknowledges receipt from Midstream before the execution of this proxy of the Notice of Special Meeting of Unitholders and a Proxy Statement/Prospectus with a proxy statement for the Special Meeting of Unitholders of Midstream and a prospectus of CEQP for the CEQP common units to be issued in the merger.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2 AND AT THE PROXIES' DISCRETION WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Unitholder ______________ Date: ________ Signature of Unitholder ______________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.